MEMORANDUM

The undersigned hereby acknowledge the following in respect of that certain company incorporated under Part 1A of the Quebec Companies Act as XL Generation Canada Inc. (“XLGC”):

1.	XLGC is wholly owned by Mr. Albert Beerli;

2.	XLGC is a corporation without any active operating activities on its own;

3.
XLGC owns a bank account and acts solely as an agent in respect of such bank account to facilitate pass-through transactions on behalf of XL Generation AG (“XLGAG”) and XL Generation International, Inc. (“XLGI”) (collectively, the “Pass-Through Transactions”);

4.
XLGC has not, directly or indirectly, entered into any agreement, either written or verbal, with Mr. Beerli for any purpose during any of the periods which are included in any of the consolidated audited financial statements of XLGI;

5.
XLGC has not, directly or indirectly, paid, delivered or granted to Mr. Beerli any compensation or remuneration of any nature or kind for any purpose, reason or matter whatsoever, including, without limitation, assuming any liability or paying any obligation on behalf of Mr. Beerli, during any of the periods which are included in the audited financial statements of XLGI;

6.
Mr. Beerli has not, directly or indirectly, received any equity dividends or distributions of any nature or kind from XLGC within any of the periods which are included in the audited financial statements of XLGI;

7.
Mr. Beerli will not receive any financial, equitable or beneficial interest in respect of the Pass-Through Transactions and Mr. Beerli irrevocably disclaims any such interest therein, to the benefit of XLGI.

8.	XLGC undertakes not to enter into any active operating activities other than the Pass-Through Transactions without written consent from XLGI;

9.
Mr. Albert Beerli undertakes not to directly or indirectly enter into any transactions of any nature or kind with or through XLGC or obtain any equitable or beneficial interest of any nature derived, directly or indirectly, from or through XLGC, except with the written consent of XLGI.

10.	It is possible that in the near future the ownership of XLGC will return to XLGeneration AG for $1,00 and that the management agreement of 2005 will be extended for 2006.

Confidential Memorandum re XL Generation Canada Inc.

11.
The undersigned acknowledge and agree that this document and all related documents are drafted in English only/ Vous consentez à ce que le présent document et les documents afférents soient rédigés uniquement en anglais.

[ Continued ]

Confidential Memorandum re XL Generation Canada Inc.

THIS CONFIDENTIAL MEMORANDUM IS HEREBY DULY ACKNOWLEDGED BY THE UNDERSIGNED AS OF THIS 10TH DAY OF APRIL 2006:

XL GENERATION CANADA INC.

By:	/s/ Albert Beerli
Name: Albert Beerli

ALBERT BEERLI, INDIVIDUALLY

By:	/s/ Albert Beerli
Name: Albert Beerli

XL GENERATION INTERNATIONAL INC.

By:	/s/ A.C. Gilmour
Name: A.C. GIlmour Title: Board of Directors

XL GENERATION INTERNATIONAL INC.

By:	/s/ F. Munck
Name: F Munck Title: CFO

XL GENERATION AG.

By:	/s/ Albert Beerli
Name: Albert Beerli Title: Director

Exhibit A to
Confidential Memorandum re XL Generation Canada Inc.

Management Agreement

The terms of the attached Management Agreement, entered into effective as of February of 2004, have been subsequently altered by the transfer of the ownership of XL Generation Canada Inc. from XL Generation AG to Mr. Albert Beerli, as set forth in the Confidential Memorandum.

MANAGEMENT FEE AGREEMENT

EFFECTIVE AS OF February, 2004

XL Generation AG, a company duly created and organized under the legislation of Switzerland, having represented by Mr. Alain Lemieux who declares being authorized to sign the present document;

(Hereinafter referred to as the “XLG”)

AND:

XL Generation Canada inc., a company duly created under the Laws of Canada, having represented by Mr. Daniel Chaussé who declares being authorised to sign the present documents;

(Hereinafter referred to as the “Canada”)

RECITALS

A.    XLG has appointed Polyprod to manufacture turf and non turf sport surfaces including landscape and playground.

B.    XLG maintains a bureau of “liaison” in Montreal mainly for customer after sale support, support to agent and distributor and for marketing and to oversee Polyprod’s manufacturing process.

C.    XLG staff in Montreal, has no power of any kind to close sales with client.

D.    Some sales of XLG may be closed with Canadian Customer and GST and PST should be collected by the Vencor but XLG does not have Registration Number for GST and PST.

E.    Canada is willing, in consideration of a fee, to act as the representative of XLG in
Canada for some technical or clerical issue regarding its activity in Canada which does not attract business income but which is important for XLG.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.    CANADA AS THE REPRESENTATIVE OF XLG IN CANADA

1.1	XLG hereby appoints Canada, which accept, as the representative of XLG for the following financial issues:

1.1.1	To register Canada with the Tax Authorities in respect of Payroll taxes, GST and PST;

1.1.2	To employ, under its name, all the staff required by XLG to be hired in Canada;

1.1.3	To pay the salary of XLG’s staff appointed to Canada and including all the payroll taxes and other similar taxes payable by Canadian employees in normal circumstances;

1.1.4	To reimburse expenses, from time to time, to the employees of XLG upon authorization of XLG;

1.1.5	To pay other fees, including consulting fees, required by XLG to third parties;

1.1.6	To pay administrative fee charged by Polyprod for the use of the premises of Polyprod by XLG and other charges related to the premises;

1.1.7	To maintain a separate bank account related to issues addressed in this document;

1.1.8	Generally to act as the representative of XLG regarding Polyprod and regarding transfer of money that can be transferred on behalf of XLG to Canada and from Canada to Polyprod

2.    CANADA AS VENDOR OF XLG’S PRODUCT IN CANADA

2.1	For all the sales in the Canadian territory, Canada shall be the Vendor in order to avoid any GST and PST problems with the Tax Authorities.

2.2	The profit derived from the Canadian sales will be the ownership of Canada.

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2.3
Section 2.2 shall apply as long as Canada will remain the subsidiary of XLG. In such a circumstances, Canada may continue acting on behalf of XLGeneration AG for any sales in Canada or which, Canada will use its own registration number although the proceed of the sales would remain the ownership of XLGeneration AG. For the period ending December 31st of each year, Canada shall provide to XLGeneration AG with a summary of the net amount (gross sales minus all cost paid by Canada on behalf of XLGeneration AG). This summary shall be provided to XLGeneration AG before January 31st of the following year.

2.4	From the moment Canada is not a subsidiary of XLG, XLG hereby reserves its right to appoint another a third party to make to sales for the Canadian territory to keep those sales for itself.

3.    MONEY CONSIDERATION

3.1
In consideration for the services to be rendered by Canada to XLG, XLG is entitled to a fee to be determined between the parties but that shall represent the fair market value of such services if those services would be rendered by a third party.

3.2
However, in the determination of the fees payable under section 3.1, Canada shall consider the fact that XLG is granting Canada with the right of doing sales in Canada to compensate in whole or in part the services to be rendered in Article 1 as long as Canada remains a subsidiary of XLGenration AG.

4.    TERM

The term of this Agreement shall be for an indefinite time but may be terminated at any time by a written notice sent to the other party at least 2 months of the termination date.

5.    NOTICES

Any offer, acceptance, rejection, notice, consent, request, authorization, permission, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivery or sent by fax or similar telecommunications device and addressed:

If addressed to XL Generation Canada inc.:

335 Broadway

Montreal, Canada

Attention: Daniel Chaussé

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If addressed to XL Generation AG:

Sumfptrasse 32

Zug, Switzerlang

Attention: Albert Beerli

or such other address or telephone number as the party to whom such notice or other communication is to be given shall have specified in writing to the other party pursuant to this Section. Any notice or communication given under this Section shall be deemed to have been given as of the date it was so placed in the hands of any express courier service, or faxed, or as of the date of delivery in person.

6.    CORPORATE AUTHORITY

The warrant parties represent that they have taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereby, and that the respective representative executing this Agreement on their behalf is duly authorized to act in such capacity. Licensor further warrants and represents that the execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly authorized and approved by Licensor’s Board of Directors and by Licensor’s shareholders.

7.    LEGAL REPRESENTATION; UNDERSTANDING OF AGREEMENT

In entering into this Agreement, the parties represent that they have relied upon the legal advice of their own respective attorneys, who are the attorneys of their own choice. The parties further represent that the terms of this Agreement have been completely read and explained to them by their respective attorney and that such terms are fully understood and voluntarily accepted by said parties.

8.    BINDING AGREEMENT

This Agreement shall be binding upon and inure to the benefit of, the undersigned parties and their respective officers, directors, shareholders, employees, agents, attorneys, independent contractors, successors and assigns.

9.    ENTIRE AGREEMENT; AMENDMENT

This Agreement and the attached exhibit contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior agreements or understandings, written or oral, between the parties with respect thereto. Any waiver of any term or condition of this Agreement, or any amendment, modification or supplementation of this Agreement shall be effective only if it is in writing and signed by all of the parties.

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10.   SEVERABILITY

If a court of competent jurisdiction finds that any part of this Agreement is invalid illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

11.   HEADINGS

The headings used in this Agreement are for convenience of reference only and shall not be used in construing the provisions of the Agreement.

12.   GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws in force in Switzerland except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

13.   COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

EXECUTED in FOUR (2) original copies and on the respective dates appearing under the parties’ signatures below and effective as of the date upon which all of the parties have signed this Agreement.

XLGENERATION AG	XL GENERATION CANADA INC.

(s) Alain Lemieux	(s) Daniel Chaussé

Alain Lemieux	Daniel Chaussé

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